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                                                                   Exhibit 99.1

                            CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

   The undersigned, Eleanor L. Thomas, President (chief executive officer) of the managing owner, Prudential Securities Futures Management Inc. (the 'Managing Owner'), of World Monitor Trust--Series B ('Series B'), hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) Series B's Annual Report on Form 10-K for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the 'Annual Report'), fully complies with the requirements of
       Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Series B.

/s/ Eleanor L. Thomas
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    Eleanor L. Thomas
    President (chief executive officer) of the Managing Owner

March 28, 2003

   The undersigned, Steven Weinreb, Chief Financial Officer of the managing owner, the Managing Owner, of Series B, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) Series B's Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Series B.

/s/ Steven Weinreb
------------------------------------------------------
    Steven Weinreb
    Chief Financial Officer of the Managing Owner

March 28, 2003